UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		March 22, 2016
MEDIA ANALYTICS CORPORATION
(Exact name of registrant as specified in its charter)
Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 W. El Camino Real, Suite 180, Mountain View CA		94040
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)☐☐
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items
As previously announced, our company's board of directors, and a majority of our stockholders approved by resolution, a reverse stock split of our authorized and issued and outstanding shares of common stock on a thirty (30) old for one (1) new basis.  Articles of Amendment to the Articles of Incorporation for the reverse stock split were filed and became effective with the Florida Secretary of State on March 22, 2016.  Consequently, our authorized share capital decreases from 500,000,000 shares of common stock to 16,666,667 shares of common stock and correspondingly, our issued and outstanding shares of common stock decreases from 300,000,000 to 10,000,000 shares of common stock, all with a par value of $0.0001.
The reverse stock split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of March 30, 2016.
The reverse split will become effective with the OTC Markets at the opening of trading on March 30, 2016 under the symbol "MEDAD".  The "D" will be placed on our ticker symbol for 20 business days.  Our new CUSIP number is 584393 201.
Item 9.01	Financial Statements and Exhibits
3.1	Articles of Amendment to the Articles of Incorporation filed with the Florida Secretary of State on March 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA ANALYTICS CORPORATION
/s/ Michel Johnson
Michael Johnson
President and Director

Date:	March 29, 2016